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                                                                      Exhibit 12

                                   PROTECTIVE LIFE CORPORATION
                                          (in thousands)

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


                                                          6/30/94   6/30/93     1993      1992      1991      1990      1989
                                                          -------   -------    ------    ------    ------    ------    ------

COMPUTATION OF RATIO OF CONSOLIDATED
  EARNINGS TO FIXED CHARGES
Income before income tax . . . . . . . . . . . . . . .     48,832    37,400    85,044    59,947    51,703    40,282    32,286
Less pretax minority interest(1) . . . . . . . . . . .          0       (19)      (19)      (90)   (1,721)   (1,326)        0
Add interest expense . . . . . . . . . . . . . . . . .      4,024     2,739     6,338     4,806     5,738     5,400     1,330
                                                           ------    ------    ------    ------    ------    ------    ------

Earnings before interest and taxes . . . . . . . . . .     52,856    40,120    91,363    64,663    55,720    44,356    33,616
                                                           ------    ------    ------    ------    ------    ------    ------
                                                           ------    ------    ------    ------    ------    ------    ------

Earnings before interest and taxes
  divided by interest expense. . . . . . . . . . . . .       13.1      14.6      14.4      13.5       9.7       8.2      25.3

COMPUTATION OF RATIO OF CONSOLIDATED
  EARNINGS TO COMBINED FIXED CHARGES
  AND DIVIDENDS ON PREFERRED SECURITIES
Income before income tax . . . . . . . . . . . . . . .     48,832    37,400    85,044    59,947    51,703    40,282    32,286
Less pretax minority interest(1) . . . . . . . . . . .          0       (19)      (19)      (90)   (1,721)   (1,326)        0
Add interest expense . . . . . . . . . . . . . . . . .      4,024     2,739     6,338     4,806     5,738     5,400     1,330
                                                           ------    ------    ------    ------    ------    ------    ------

Earnings before interest and taxes . . . . . . . . . .     52,856    40,120    91,363    64,663    55,720    44,356    33,616
                                                           ------    ------    ------    ------    ------    ------    ------
                                                           ------    ------    ------    ------    ------    ------    ------

Earnings before interest and taxes
  divided by interest expense and
  dividends on Preferred Securities(2) . . . . . . . .       12.3      14.6      14.4      13.5       9.7       8.2      25.3

COMPUTATION OF RATIO OF CONSOLIDATED
  EARNINGS TO INTEREST ON DEBT,
  DIVIDENDS ON PREFERRED SECURITIES, AND
  INTEREST CREDITED ON INVESTMENT
  PRODUCTS
Income before income tax . . . . . . . . . . . . . . .     48,832    37,400    85,044    59,947    51,703    40,282    32,286
Less pretax minority interest(1) . . . . . . . . . . .          0       (19)      (19)      (90)   (1,721)   (1,326)        0
Add interest expense . . . . . . . . . . . . . . . . .      4,024     2,739     6,338     4,806     5,738     5,400     1,330
Add interest credited on inv. products . . . . . . . .    119,559   101,468   220,772   173,658   132,533    54,767    14,385
                                                          -------   -------   -------   -------   -------    ------    ------

Earnings before interest and taxes . . . . . . . . . .    172,415   141,588   312,135   238,321   188,253    99,123    48,001
                                                          -------   -------   -------   -------   -------    ------    ------
                                                          -------   -------   -------   -------   -------    ------    ------

Earnings before interest and taxes
  divided by interest expense plus
  dividends on Preferred Securities (2) and
  interest credited on inv. products . . . . . . . . .        1.4       1.4       1.4       1.3       1.4       1.6       3.1
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
- - - ---------------
1.   Does not include dividends on Preferred Securities reported as minority interest.

2. Dividends on Preferred Securities were $289 in the six months ended June 30, 1994; there were no Preferred Securities outstanding during any prior period.

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